UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 31, 2012

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720-789 West Pender St. Vancouver V6C 1H2
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	1-800-689-3939

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below related to the share issuances is responsive to this Item 1.01 and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

On May 31, 2012, we entered into subscription agreements with the holders of three promissory notes and one convertible debenture to convert all the funds outstanding into shares on the following terms: each $0.50 of debt owing was converted into one unit, each unit comprising one common share and one common share purchase warrant, with each warrant exercisable for a period of 18 months into one common share at an exercise price of $0.75 (a “Unit”).

469,152 Units were issued in repayment of a promissory note dated May 4, 2011.

66,066 Units were issued in repayment of a promissory note dated April 2, 2012.

1,620,628 Units were issued in repayment of a promissory note dated April 20, 2012.

544,667 Units were issued upon conversion of a convertible debenture agreement dated April 19, 2012.

We issued the securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Subscription Agreement for conversion of loans

10.2	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

Per:

/s/Harvey Lalach
Harvey Lalach
President , Chief Operating Officer, Interim CFO
and director

Dated:  June 6, 2012